Exhibit 5.1

20 May, 2014

Our Ref:            DPS:MOK 001/4016

Moko Social Media Limited
7th Floor	By email
200 Park Avenue South
New York City, New York 10001
UNITED STATES OF AMERICA

Dear Sirs

Proposed offering of Ordinary Shares of Moko Social Media Limited

We have acted as Australian counsel to Moko Social Media Limited ACN 111 082 485 (Company) in connection with the proposed public offering of up to maximum number of 100,000,000 (Approved Maximum) ordinary shares of the Company (Shares) in the form of American Depositary Shares and as otherwise described in the prospectus (Prospectus) contained in the Company’s registration statement on Form F-1, as amended to date (Registration Statement), filed by the Company under the U.S. Securities Act of 1933, as amended (US Securities Act) with the U.S. Securities and Exchange Commission (Commission) on or about 19 or 20 May, 2014 (New York time).

For the purposes of this opinion, we have:

(a)	examined and relied upon copies of the following documents:

(i)	the Registration Statement;

(ii)	Prospectus;

(iii)	the constitution of the Company;

(iv)	the Unanimous Written Consent of the Board of Directors dated 28 February, 2014 and annexure; and

(v)	circular resolutions or minutes of the board of directors of the Company dated on or about 31 March, 2014, annexed to which was a copy of the Notice of General Meeting of the Company dated 28 March, 2014; and

(b)	made such enquiries as to questions of fact and law as we have deemed relevant and necessary in order to render the opinion set forth below.

In the course such examination and inquiries, we have assumed and rely upon each of:

(a)	the genuineness of all signatures evidenced on all documents reviewed in the course of preparing this opinion;

(b)	the authenticity of all documents submitted to us as originals;

(c)	the conformity to original documents of all documents submitted to us as copies (certified or otherwise);

(d)	the authenticity of the originals of such copies;

(e)	the fact that all documents submitted to us are true and complete in all material respects;

ABN 55 365 334 124

Level 12, 60 Carrington Street	GPO Box 1433	DX 262	Telephone	+61 2 8915 1000	mail@addisonslawyers.com.au
Sydney NSW 2000	Sydney NSW 2001	Sydney	Facsimlie	+61 2 8916 2000	addisonslawyers.com.au

Liability limited by a scheme approved under Professional Standards Legislation

Moko Social Media Limited	20 May, 2014

(f)	that each of the resolutions of the directors of the Company that we have relied upon for the purposes of this opinion will not be varied or revoked after the date of this letter and that the meetings of the directors of the Company at which the resolutions were considered were properly convened, all directors who attended and voted were entitled to do so, each of the resolutions were properly passed, and each of the directors have performed their duties properly and all provisions relating to the declaration of directors’ interests or the power of interested directors were duly observed;

(g)	the accuracy of any searches obtained from the Australian Securities and Investments Commission (ASIC) in relation to the Company;

(h)	the fact that each natural person signing any document reviewed by us had the legal capacity to do so and to perform his or her obligations thereunder; and

(i)	each person signing any document reviewed by us in a representative capacity had sufficient authority to sign in such capacity.

Based upon and subject to the foregoing, we are of the opinion that:

(a)	the Company is duly incorporated and validly existing under the laws of the Australia in good standing. As the term “good standing” is not defined under the Corporations Act 2001 (Commonwealth of Australia) (Corporations Act), its use in this opinion is intended to have the meaning solely that there are no current orders for the winding up of, or appointment of a receiver or liquidator for the Company or any notice of its proposed deregistration;

(b)	the issue of the Shares in a number not exceeding the Approved Maximum has been duly authorised by the Company; and

(c)	when issued and paid for as contemplated by the Prospectus, the Shares (in a number not exceeding the Approved Maximum) will be validly issued, fully paid and non-assessable. For the purpose of this opinion, the term “non-assessable”, when used to describe the liability of a person as the registered holder of Shares, that holders of such Shares, having fully paid all amounts due on such Shares, are under no personal liability to contribute to the assets and liabilities of the Company in their capacities purely as holders of such Shares.

The opinion expressed above is limited to the laws of Western Australia and the Commonwealth of Australia and we do not express any opinion as to the effect of any other laws.

This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated.

This opinion letter will be deemed to have been delivered as of the date of effectiveness of the Registration Statement and will be effective on and from that date.

We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act or the rules and regulations of the Commission promulgated thereunder.

Yours faithifully

David P. Selig
Partner
Direct Line: +61 2 8915 1010
Direct Fax: +61 2 8916 2010
Email: david.selig@addisonslawyers.com.au